                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                        Octel Communications Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        _

     (2)  Form, Schedule or Registration Statement No.:

        _

     (3)  Filing Party:

        _

     (4)  Date Filed:

        _

                        OCTEL COMMUNICATIONS CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 5, 1996

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Octel Communications Corporation (the "Company") will be held on December 5, 1996 at 9:00 a.m., local time, at the Company's principal offices at 1001 Murphy Ranch Road, Milpitas, California 95035 for the following purposes:

          1. To elect seven directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected.

          2. To approve an amendment to the Company's 1987 Employee Stock Purchase Plan (the "Purchase Plan") increasing the number of shares of Common Stock reserved for issuance by 1,500,000 shares.

          3. To approve an amendment to the Company's Certificate of Incorporation increasing the authorized number of shares of Common Stock of the Company to 200,000,000.

          4. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending June 30, 1997.

          5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on October 25, 1996 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has previously returned a proxy.

                                          By Order of the Board of Directors
                                LOGO
                                          DEREK S. DALEY, Secretary

Milpitas, California
October 28, 1996

                        OCTEL COMMUNICATIONS CORPORATION

                            PROXY STATEMENT FOR 1996
                         ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of Octel Communications Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on December 5, 1996 at 9:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal offices at 1001 Murphy Ranch Road, Milpitas, California 95035.

     The proxy solicitation materials were mailed on or about October 28, 1996 to all stockholders entitled to vote at the meeting.

RECORD DATE AND SHARE OWNERSHIP

     Stockholders of record at the close of business on October 25, 1996 (the "Record Date") are entitled to notice of the meeting and to vote at the meeting. At the Record Date, approximately 52,437,000 shares of the Company's Common Stock were issued and outstanding and held of record by approximately 3,073 registered stockholders. Each stockholder is entitled to one vote for each share held. No shares of the Company's Preferred Stock were outstanding. See "Security Ownership of Certain Beneficial Owners and Management" below for information regarding beneficial owners of more than five percent of the Company's Common Stock.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Each stockholder voting for the election of directors (Proposal No. 1) may cumulate his votes, giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares which the stockholder is entitled to vote, or distributing the stockholder's votes on the same principle among as many candidates as the stockholder chooses, provided that votes may not be cast for more than seven candidates. However, no stockholder shall be entitled to cumulate votes unless the candidates' names have been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate the stockholder's votes. Any such notice should be directed to the Inspector of Elections at the meeting. On all other matters (Proposals No. 2-5), each share has one vote.

     This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. The Company has retained Corporate Investor Communications Inc. to aid in the solicitation of proxies from brokers, banks and other institutional nominees. The fees and expenses of such firm are not expected to exceed $20,000. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegraph or personal solicitations by directors, officers or employees of the Company. No additional compensation will be paid for any such services.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of a controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not have any effect on the outcome of the voting on a proposal.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1997 Annual Meeting of Stockholders must be received by the Company no later than June 30, 1997 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership as of October 23, 1996 of the Company's Common Stock as to (i) each director, (ii) each of the executive officers listed in the Summary Compensation Table below, (iii) all executive officers and directors as a group and (iv) each person known by the Company to be the beneficial owner of five percent or more of the outstanding shares of Common Stock.

                                                                   NO. OF SHARES
                  DIRECTORS, EXECUTIVE OFFICERS AND                BENEFICIALLY
                    FIVE PERCENT STOCKHOLDERS(1)                       OWNED         PERCENTAGE
    -------------------------------------------------------------  -------------     ----------
    Aim Management...............................................    2,739,000           5.2%
      11 Greenway Plaza, Suite 1919
      Houston, TX 77046
    Lynch & Mayer Inc............................................    2,630,000           5.0%
      520 Madison Avenue
      New York, NY 10022
    Pilgrim Baxter & Associates..................................    2,655,000           5.1%
      1255 Drummers Lane, Suite 300
      Wayne, PA 19087
    Anson M. Beard, Jr.(2).......................................       83,500          *
    Donald L. Campodonico(3).....................................       67,338          *
    Leo J. Chamberlain(4)........................................       67,206          *
    Robert Cohn(5)...............................................    1,563,856           2.9%
    Deborah A. Coleman(6)........................................       38,000          *
    Margaret Norton(7)...........................................       55,288          *
    Nathaniel de Rothschild(8)...................................      132,840          *
    Dag Tellefsen(9).............................................       51,400          *
    W. Michael West(10)..........................................      482,348          *
    Charles Levine(11)...........................................       13,968          *
    All directors and executive officers as a group
      (17 persons)(12)...........................................    2,955,800           5.6%

---------------
  *  Represents less than 1% of the outstanding shares of Common Stock.

 (1) The persons named in the table, to the Company's knowledge, have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes hereunder.

 (2) Includes 26,000 shares issuable upon exercise of options that are exercisable within 60 days of October 23, 1996. Also includes 7,500 shares held by a foundation for which Mr. Beard serves as a trustee, as to which shares Mr. Beard disclaims beneficial ownership.

 (3) Includes 58,300 shares issuable upon exercise of options that are exercisable within 60 days of October 23, 1996.

 (4) Includes 50,000 shares issuable upon exercise of options that are exercisable within 60 days of October 23, 1996.

 (5) Includes shares held of record by a trust for the benefit of Mr. Cohn and his family. Also includes 800,000 shares issuable upon exercise of options which are exercisable within 60 days of October 23, 1996.

 (6) Includes 26,000 shares issuable upon exercise of options that are exercisable within 60 days of October 23, 1996.

 (7) Includes 54,700 shares issuable upon exercise of options that are exercisable within 60 days of October 23, 1996.

 (8) Includes 26,000 shares issuable upon exercise of options that are exercisable within 60 days of October 23, 1996. Also includes an aggregate of 102,600 shares outstanding or issuable upon exercise of options held by foundations or trusts for which Mr. de Rothschild serves as trustee, as to which shares Mr. de Rothschild disclaims beneficial ownership.

 (9) Includes 50,000 shares issuable upon exercise of options that are exercisable within 60 days of October 23, 1996.

(10) Includes 250,200 shares issuable upon exercise of options that are exercisable within 60 days of October 23, 1996.

(11) Mr. Levine's employment with the Company terminated effective as of September 13, 1996.

(12) Includes 1,680,550 shares issuable upon exercise of options that are exercisable within 60 days of October 23, 1996.

     As of the Record Date, the per share market value of the Company's Common Stock was $15.75, based on the closing price on that date on The Nasdaq National Market.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

NOMINEES

     A board of seven directors is to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of the Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of as many of the nominees listed below as possible, and in such event the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

     The nominees, and certain information about them as of the Record Date, are set forth below:

                                                                                 DIRECTOR
          NAME OF NOMINEE            AGE               POSITION(S)                SINCE
-----------------------------------  ---   ------------------------------------  --------
Robert Cohn........................  47    Chairman of the Board and Chief         1982
                                             Executive Officer
W. Michael West....................  46    President, Chief Operating Officer      1995
                                           and Director
Anson M. Beard, Jr. ...............  60    Director                                1994
Leo J. Chamberlain.................  66    Director                                1989
Deborah A. Coleman.................  43    Director                                1994
Nathaniel de Rothschild............  50    Director                                1994
Dag Tellefsen......................  54    Director                                1982

     Mr. Cohn, a founder of the Company, served as its President and Chief Executive Officer from the Company's inception in 1982 until October 1990 and then resumed those positions in November 1993. During fiscal 1996, he moved that the Board appoint Mr. West as President, so that now Mr. Cohn serves as Chairman of the Board and Chief Executive Officer. Mr. Cohn has also served as a director from the Company's inception and, in June 1990, the Board of Directors appointed Mr. Cohn Chairman of the Board. Mr. Cohn holds a B.S. in Mathematics and Computer Science from the University of Florida and an M.B.A. from Stanford University. Mr. Cohn is also a director of Spectralink Corporation, a manufacturer of wireless phones for business applications.

     Mr. West was named President and Chief Operating Officer of the Company during fiscal 1996. From January 1995 to December 1995, Mr. West served as Vice Chairman of the Company. Mr. West joined the Company in September 1986 as Executive Vice President and was responsible for sales and customer service.

From 1979 to September 1986, Mr. West was employed by ROLM, serving for three years during this period as President of an operating subsidiary of ROLM and then as General Manager of its National Sales Division. Mr. West attended Southern Illinois University.

     Mr. Beard has served as a director of the Company since June 1994. He joined Morgan Stanley & Co. Incorporated in May 1977 and, from 1980 until his retirement in February 1994, served as Managing Director of its Worldwide Equity Division. In 1986, he was appointed as a director of Morgan Stanley Group, the holding company for Morgan Stanley & Co. Incorporated. He retains the position of Advisory Director of Morgan Stanley & Co. Incorporated. Mr. Beard is also a member of the Wheaton College Board of Trustees and, from 1990 to 1992, was a director of the National Association of Securities Dealers, Inc. (the "NASD"), serving as Vice Chairman of the NASD in 1992.

     Mr. Chamberlain has served as a director of the Company since March 1989. Until ROLM's acquisition by IBM in 1984, Mr. Chamberlain served on the Board of Directors of ROLM, where he had been employed as Executive Vice President until his retirement in 1982. Mr. Chamberlain is also a director of KLA Instruments Corporation, a manufacturer of semiconductor inspection equipment.

     Ms. Coleman has served as a director of the Company since March 1994. Since June 1994, Ms. Coleman has been Chairman and Chief Executive Officer of Merix Corporation, a manufacturer of technologically advanced components for sophisticated electronic equipment. From November 1992 to June 1994, Ms. Coleman served as Vice President of Materials Operations for Tektronix, Inc., a worldwide high technology equipment design and manufacturing firm. From June 1985 to October 1992, she held officer-level positions with Apple Computer, Inc., including Vice President -- World Wide Operations and Vice
President -- Chief Financial Officer.

     Mr. de Rothschild has served as a director of the Company since June 1994. He is President of Nathaniel de Rothschild Holdings Ltd., a private investment company that he founded in 1988. Mr. de Rothschild is also Chairman of the Board of Global Asset Management (USA) Inc., the U.S. subsidiary of Global Asset Management Ltd., a worldwide money management firm, and a director of St. James Place Capital, Plc.

     Mr. Tellefsen has served as a director of the Company since September 1982. He is a general partner of Glenwood Management and Glenwood II Management Corporation, investment management firms and the general partners of Glenwood Ventures I and Glenwood Ventures II, respectively, which are venture capital funds. He has been with Glenwood Management since 1982. Mr. Tellefsen is also a director of KLA Instruments Corporation, a manufacturer of semiconductor inspection equipment, Arix Computer Corporation, a manufacturer of symmetrical multiprocessing UNIX systems, and Iwerks Entertainment, Inc., a producer of out-of-home entertainment systems and software.

     There are no family relationships between directors or executive officers of the Company.

VOTE REQUIRED

     The seven nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no legal effect under Delaware law.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of five meetings during the fiscal year ended June 30, 1996. The Audit Committee held five meetings, the Compensation Committee held four meetings and the Board Affairs (formerly Nominating) Committee held five meetings during the fiscal year ended June 30, 1996. Each director attended at least 85% of Board and, where applicable, committee meetings held during fiscal 1996.

     Mr. Beard and Ms. Coleman served on the Audit Committee of the Board of Directors until the end of fiscal 1996. As of the beginning of fiscal 1997, Messrs. Beard and Tellefsen and Ms. Coleman serve on the

Audit Committee. The purpose of the Audit Committee is to review with the Company's management and independent auditors the financial statements and internal financial reporting system and controls of the Company, recommend resolutions for any dispute between the Company's management and its auditors and review other matters relating to the relationship of the Company with its auditors.

     Messrs. Chamberlain, de Rothschild and Tellefsen and Ms. Coleman served on the Compensation Committee until the end of fiscal 1996. As of the beginning of fiscal 1997, Messrs. Beard, de Rothschild and Tellefsen and Ms. Coleman serve on the Compensation Committee. The purpose of the Compensation Committee is to review and approve the compensation of the Company's executive officers and certain highly compensated executives for each fiscal year. The compensation of the President and Chief Executive Officer of the Company remains subject to approval by the full Board of Directors.

     Messrs. Beard, de Rothschild and Tellefsen served on the Nominating Committee until the end of fiscal 1996. As of the beginning of fiscal 1997, the Nominating Committee was renamed the Board Affairs Committee, and Messrs. Beard, Chamberlain, de Rothschild and Tellefsen and Ms. Coleman serve on such Committee. Through the Board Affairs Committee, the outside directors of the Company oversee operational aspects of the Board of Directors, monitor trends in corporate governance and review the Company's relationship with its management. The Board Affairs Committee develops criteria for nominating new members of the Board, identifies potential candidates for such nomination, coordinates board procedures and governance, sets evaluation criteria for the Company's Chief Executive Officer and Chief Operating Officer, ensures that Board committee assignments reflect broad participation by members of the Board, reviews Board compensation and provides ongoing information and recommendations regarding board-related issues. The Board Affairs Committee will consider stockholder recommendations for new directors. However, the final determination of whether a candidate will be nominated to become a member of the Company's Board of Directors is reserved for the Board Affairs Committee. Any suggestions may be submitted in writing, attention "Board Affairs Committee of the Board of Directors," at the Company's principal offices.

COMPENSATION OF DIRECTORS

     During fiscal 1996, each of the directors was compensated for participating in Board and committee meetings as follows: $5,000 annual fee, provided that the director attended at least five of the six non-telephonic meetings of the Board during the fiscal year; $1,500 for each meeting of the Board which the director attended in person; $250 for each meeting of the Board which the director attended via telephone; $500 for each meeting of a committee of the board (except the Stock Option Committee) which the director attended in person; and $500 per year for each member of the Stock Option Committee. Effective for fiscal 1997, the annual fee is $10,000. In addition, the Company reimburses all directors for travel and other necessary business expenses incurred in fulfilling their duties as directors. Directors also receive stock options granted pursuant to the 1988 Directors' Stock Option Plan. See "1988 Directors' Stock Option Plan" below.

                   PROPOSAL NO. 2 -- APPROVAL OF AMENDMENT TO
                     THE 1987 EMPLOYEE STOCK PURCHASE PLAN

PROPOSED AMENDMENT

     The 1987 Employee Stock Purchase Plan (the "Purchase Plan") was amended by the Board of Directors in July 1996 to reserve an additional 1,500,000 shares of Common Stock for issuance thereunder. At the Annual Meeting, the stockholders are being requested to ratify and approve this amendment.

REASONS FOR THE AMENDMENT

     The Company believes that its Purchase Plan is an important factor in attracting and retaining skilled personnel. Each year the Company reviews the number of shares available for issuance under the Purchase Plan and, based on the Company's estimates of the number of shares expected to be purchased under the Purchase Plan during the coming year, management presents to the Board of Directors a recommendation for the addition of shares to the pool reserved for issuance under the Purchase Plan. The Board then reviews this recommendation and presents a proposal such as this one to the stockholders for approval.

SHARES SOLD PURSUANT TO THE PURCHASE PLAN

     The initial offering period under the Purchase Plan began on February 26, 1988, and from that date to the Record Date 3,716,408 shares of the Company's Common Stock were sold under the Purchase Plan. The number of shares sold in each offering period will vary with the number of participants, the amount of their payroll deductions and the fair market value of the Company's Common Stock.

VOTE REQUIRED

     The affirmative vote of the majority of the Votes Cast will be required under Delaware law to approve the amendment to the Purchase Plan.

     THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PURCHASE PLAN AS AMENDED, INCLUDING THE ADDITION OF SHARES TO THE POOL RESERVED FOR ISSUANCE THEREUNDER.

     The essential features of the Purchase Plan are outlined below.

GENERAL

     The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Tax Code. See "Tax Information -- The Purchase Plan."

PURPOSE

     The purpose of the Purchase Plan is to provide employees of the Company with an opportunity to purchase Common Stock of the Company at a discount through accumulated payroll deductions.

ADMINISTRATION

     The Purchase Plan is administered by the Board of Directors or a committee of members of the Board appointed by the Board, who receive no separate additional compensation for such service. All questions of interpretation or application of the Purchase Plan are determined by the Board or its appointed committee, whose decisions are final and binding upon all participants. Members of the Board who are eligible employees are permitted to participate in the Purchase Plan but may not vote on any matter affecting the administration of the Purchase Plan or the grant of any option pursuant to the Purchase Plan.

ELIGIBILITY

     Any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company during the applicable offering period is eligible to participate in the Purchase Plan, unless the employee would own five percent or more of the total combined voting power or value of all classes of stock of the Company or of its subsidiaries (including stock issuable upon exercise of options held by such person) at the end of the offering period, or the employee would receive more than $25,000 worth of stock (computed as of the date of grant) pursuant to the Purchase Plan in any calendar year.

     As of September 19, 1996, the Company employed approximately 3,000 people, approximately 2,900 of whom were eligible to participate in the Purchase Plan. Approximately 1,960 employees were participating in the Purchase Plan as of such date.

OFFERING DATES

     The Purchase Plan is generally implemented by one offering during each six-month period. Offering periods commence on or about May 1 and November 1 of each year.

ENROLLMENT IN THE PLAN

     Eligible employees become participants in the Purchase Plan by delivering to the Company's payroll office a subscription agreement authorizing payroll deductions. Employees hired after the first day of an offering period (or who otherwise become eligible after such date) may begin participation in the Purchase Plan on the first business day of the calendar month following the month in which they are hired (or become eligible). Under the Purchase Plan, once an employee elects to participate in the Purchase Plan, enrollment in each successive offering period occurs automatically unless the employee withdraws from participation in the Purchase Plan.

PURCHASE PRICE

     The purchase price per share under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of Common Stock on the date of commencement of the offering (or for employees beginning participation later, the date such participation began) or (ii) 85% of the fair market value of a share of Common Stock on the last day of the offering period. The fair market value of the Common Stock on a given date is the closing sale price on The Nasdaq National Market.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

     The purchase price of the shares is accumulated by after-tax payroll deductions over the offering period. The deductions may not exceed 10% of a participant's compensation. The total number of shares purchased by any participant shall in no event exceed, in any calendar year, the number of shares of Common Stock which $25,000 could purchase at the fair market value of a share of the Company's Common Stock, calculated as of the offering date. A participant may discontinue participation in the Purchase Plan, and may decrease but not increase the rate of payroll deductions, during the offering period.

PURCHASE OF STOCK; EXERCISE OF OPTION

     By executing a subscription agreement to participate in the Purchase Plan, the employee is entitled to have shares placed under option to him. The maximum number of shares placed under option to a participant in an offering is that number determined by dividing the total amount of the participant's contribution for the offering period by the lower of (i) 85% of the fair market value of the Common Stock at the beginning of the offering period (or date his participation began) or (ii) 85% of the fair market value of the Common Stock at the end of the offering period, but in no event shall more than the number of shares of Common Stock which $25,000 could purchase at the fair market value of a share of the Company's Common Stock, calculated as of the offering date, be placed under option to a single participant in any one calendar year. Unless the employee's participation is discontinued, the option for the purchase of shares will be exercised automatically at the end of the offering period at the applicable price. No fractional shares will be issued upon exercise of the option. Any amounts insufficient to purchase a full share remaining in a participant's account after exercise of the option will be credited to the participant and used in a future offering period. No interest will accrue on the payroll deductions of a participant in the Purchase Plan.

WITHDRAWAL

     A participant's interest in a given offering may be terminated by signing and delivering to the Company a notice of withdrawal from the Purchase Plan. Upon withdrawal from the Purchase Plan, accrued but unused payroll deductions are returned to the employee. Such withdrawal may be elected at any time prior to the end of the applicable six-month offering period. A participant's withdrawal from an offering will not have any effect upon such participant's eligibility to participate in subsequent offering periods under the Purchase Plan.

TERMINATION OF EMPLOYMENT

     Termination of a participant's employment for any reason, including retirement or death, cancels participation in the Purchase Plan immediately. In such event the payroll deductions credited to the participant's account will be returned without interest to such participant, or, in the case of death, to the person or persons entitled thereto as specified by the employee in the subscription agreement.

CAPITAL CHANGES

     In the event of changes in the capitalization of the Company, such as stock splits or stock dividends, which result in an increase or decrease in the number of shares of Common Stock without receipt of consideration by the Company, appropriate adjustments will be made by the Company in the number of shares subject to purchase and in the price per share.

EFFECT OF LIQUIDATION, DISSOLUTION, SALE OF ASSETS OR MERGER

     In the event of a liquidation or dissolution of the Company, an employee's participation in the Purchase Plan will be terminated immediately before consummation of such event unless otherwise provided by the Board. In the event of a sale of all or substantially all of the assets of the Company or a merger of the Company with or into another corporation, the employee's rights may be satisfied by assumption of the Company's obligations by such acquiring or successor corporation. If such corporation refuses to assume those obligations, the Board shall allow the immediate exercise of the employee's rights for 30 days, after which the employee's rights under the Purchase Plan shall terminate.

NON-ASSIGNABILITY

     No rights or accumulated payroll deductions of an employee under the Purchase Plan may be pledged, assigned or transferred for any reason, and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

REPORTS

     Individual accounting will be maintained for each participant in the Purchase Plan. Each participant receives as promptly as practicable after the end of the six-month offering period a report showing the details of the participant's account.

AMENDMENT AND TERMINATION OF THE PLAN

     The Board may at any time amend, alter, suspend or discontinue the Purchase Plan, but, except under certain conditions, no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any participant arising out of any offering period which has already commenced without such participant's written consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 423 of the Tax Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain stockholder approval of any Purchase Plan amendment in such a manner and to such a degree as required.

TAX INFORMATION -- THE PURCHASE PLAN

     The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Tax Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND THE COMPANY WITH RESPECT TO THE SHARES PURCHASED UNDER THE PURCHASE PLAN AND DOES NOT PURPORT TO BE COMPLETE. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE TAX CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

                   PROPOSAL NO. 3 -- APPROVAL OF AMENDMENT TO
                          CERTIFICATE OF INCORPORATION

PROPOSED AMENDMENT

     Proposal No. 3 is to amend the Company's Certificate of Incorporation for the purpose of increasing the total number of shares of Common Stock the Company is authorized to issue. The Company's current Restated Certificate of Incorporation (the "Certificate") authorizes the Company to issue 5,000,000 shares of Preferred Stock, par value $.001 per share, and 100,000,000 shares of Common Stock, par value $.001 per share. In July 1996, the Board of Directors authorized an amendment to the Certificate to increase the authorized number of shares of Common Stock to 200,000,000 shares.

REASONS FOR THE AMENDMENT

     In April 1996 the Company declared a dividend in the form of a two-for-one stock split. This stock split doubled the number of shares outstanding and therefore reduced significantly the number of shares that remained authorized but unissued. The Company believes it is important to retain a significant reserve of authorized but unissued Common Stock that could be used to declare stock dividends or stock splits, raise additional capital through the sale of securities, acquire another company or its business or assets, create negotiating leverage and flexibility in the event of an unfriendly takeover bid or establish a strategic relationship with a corporate partner, among other uses. Accordingly, this Proposal No. 4 requests your approval for an increase in the reserve of authorized shares.

CURRENT NUMBER OF SHARES OUTSTANDING AND SUBJECT TO OPTIONS

     As of September 19, 1996, 52,316,054 shares of Common Stock were issued and outstanding, approximately 9,962,479 additional shares were issuable upon exercise of outstanding options or purchase rights and approximately 709,417 shares were reserved for future grants under the Company's stock plans. No shares of Preferred Stock were outstanding or subject to options.

WORDING OF AMENDMENT

     Under the proposed amendment, Sections 1 and 2 of Article FOURTH of the Certificate would be amended to read as follows:

          "Section 1. The total number of shares which the Corporation shall have authority to issue is 205,000,000 shares of capital stock.

          "Section 2. Of such authorized shares, two hundred million (200,000,000) shares shall be designated 'Common Stock,' and have a par value of $.001."

EFFECT OF AMENDMENT

     If approved, the proposed amendment to the Certificate would authorize additional shares of Common Stock that will be available in the event that the Board of Directors determines to authorize stock dividends or stock splits, to raise additional capital through the sale of securities, to acquire another company or its business or assets, to create negotiating leverage and flexibility in the event of an unfriendly takeover bid or to establish a strategic relationship with a corporate partner, among other uses. If the proposed amendment is adopted, 100,000,000 additional shares of Common Stock of the Company will be available for issuance at the discretion of the Board of Directors, except that certain large issuances of shares may require stockholder approval in accordance with the requirements of The Nasdaq National Market and certain stock-based employee benefit plans may require stockholder approval in order to obtain desirable treatment under tax or securities laws and accounting regulations.

     The Board of Directors believes it desirable that the Company have the flexibility to issue the additional shares as described above. As is typical in publicly held technology companies, the holders of Common Stock have no preemptive rights to purchase any stock of the Company. Stockholders should be aware that the issuance of additional shares could have a dilutive effect on earnings per share and on the equity ownership of the present holders of Common Stock. No actions are currently being taken with respect to any large issuance of additional shares.

     The flexibility of the Board of Directors to issue additional shares of stock could enhance the Board's ability to negotiate on behalf of the stockholders in an unfriendly takeover situation. Although it is not the purpose of the proposed amendment, the authorized but unissued shares of Common Stock (as well as the existing authorized but unissued shares of Preferred Stock) also could be used by the Board of Directors to discourage, delay or make more difficult a change in the control of the Company. The Board of Directors is not aware of any pending or proposed effort to acquire control of the Company.

VOTE REQUIRED

     The approval of the amendment to the Certificate requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company. An abstention or nonvote is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal.

     THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

                PROPOSAL NO. 4 -- RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

     The Board of Directors has nominated KPMG Peat Marwick LLP to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 1997. Such nomination is being presented to the stockholders for ratification at the meeting. A representative of KPMG Peat Marwick LLP is expected to be present at the meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required to ratify the Board's selection. If the stockholders reject the nomination, the Board will reconsider its selection.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS THE COMPANY'S AUDITORS.

                       ADDITIONAL INFORMATION RELATING TO
                     DIRECTORS AND OFFICERS OF THE COMPANY

CERTAIN TRANSACTIONS

     The 1995 Incentive Stock Plan allows all participants to pay the exercise price of an option with a promissory note. Accordingly, the Company has made loans to a number of employees over the years, including the following executive officers. In December 1994, the Company loaned $1,019,027 to Robert Cohn, an executive officer and director of the Company, in connection with the exercise of and payment of taxes regarding an incentive stock option to purchase 150,000 shares of Common Stock at $5.563 per share, with interest payable at a rate of 6.66%, compounded semi-annually, and a term of three years. The loan is secured by 50,952 shares of the Company's Common Stock having a market value of $1,515,822 at the Record Date. From October 1995 to December 1995, the Company loaned an aggregate of $1,523,443 to Mr. Cohn in connection with the exercise of and payment of taxes regarding stock options to purchase an aggregate of 152,660 shares of Common Stock at $5.563 per share, with interest payable at rates between 5.65% and 5.90%, compounded annually, and terms of three years. The loans are secured by an aggregate of 152,660 shares of the Company's Common Stock having a market value of $4,541,635 at September 19, 1996. In February 1995, the Company loaned $267,000 to Derek S. Daley, an executive officer of the Company, in connection with the exercise of an incentive stock option to purchase 48,000 shares of Common Stock at $5.563 per share, with interest payable at a rate of 7.43% compounded annually, and a term of three years. The loan is secured by 24,840 shares of the Company's Common Stock having a market value of $738,990 at September 19, 1996. In January 1996, the Company loaned an aggregate of $379,526 to Mr. Daley in connection with the exercise of and payment of taxes regarding stock options to purchase an aggregate of 48,010 shares of Common Stock at $5.563 per share, with interest payable at a rate of 5.50% compounded annually, and terms of three years. The loans are secured by an aggregate of 48,010 shares of the Company's Common Stock having a market value of $1,428,298 at September 19, 1996. In February 1996, the Company loaned $99,989 to Charles Levine, a former executive officer of the Company, in connection with the exercise of an incentive stock option to purchase 9,968 shares of Common Stock at $10.031 per share, with interest payable at 5.32%, compounded annually, and a term of three years. The loan was repaid in full on September 30, 1996. In February 1996, the Company loaned $450,173 to W. Michael West, an executive officer and director of the Company, in connection with the exercise of an incentive stock option to purchase 80,930 shares of Common Stock at $5.563 per share, with interest payable at 5.32%, compounded annually, and a term of three years. The loan is secured by 80,930 shares of the Company's Common stock having a market value of $2,407,668 at September 19, 1996. As of September 19, 1996, the total amount outstanding on Mr. Cohn's notes was $2,742,254, the total amount outstanding on Mr. West's note was $464,346 and total amount outstanding on Mr. Daley's notes was $693,474.

     Sales to Merix Corporation were approximately $100,000 during the Company's fiscal year ended June 30, 1996. Deborah A. Coleman, a director of the Company, is an executive officer and director of Merix Corporation. Based on its sales terms and prices for similar products to similar companies, the Company believes that sales to Merix Corporation were made on an arms' length basis.

     The stock option agreements between the Company and certain of its officers and key employees provide for full acceleration of exercisability if their employment is terminated or their compensation is reduced in connection with a change of control of the Company. See "Compensation Committee Report -- Chairman and CEO Compensation."

     The Company has entered into indemnification agreements with each of its directors and officers. Such agreements require the Company to indemnify such individuals to the full extent permitted by Delaware law if certain claims are brought against them in their capacities with the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC"). Such officers, directors and ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that Forms 5 have been filed for such persons as required, the Company believes that, during the year ended June 30, 1996, all reporting persons complied with Section 16(a) filing requirements applicable to them, except that Anson M. Beard, Jr. filed one Form 4 late with respect to one transaction and Robert Cohn filed one Form 4 late with respect to two transactions.

COMPENSATION COMMITTEE REPORT

     The following is the Report of the Compensation Committee of the Company describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the year ended June 30, 1996. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the SEC nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee (the "Committee") of the Board of Directors of Octel Communications Corporation determines the Company's executive compensation policies. The Committee is comprised of four non-employee directors. The Chairman and Chief Executive Officer and the President and Chief Operating Officer participate as non-voting members. After evaluating management's performance, the Committee recommends compensation programs and pay levels to the full Board for approval.

COMPENSATION PHILOSOPHY

     The goals of the executive compensation program are to attract, retain and reward executive officers who contribute to the success of the Company. Compensation opportunities are aligned with the Company's business objectives. The compensation programs are designed to motivate executive officers to meet annual corporate performance goals and enhance long-term stockholder value.

     In designing and administering the individual elements of the executive compensation program, the Committee strives to balance short- and long-term incentive objectives and use prudent judgment in establishing performance criteria, evaluating performance and determining actual incentive awards.

     Using the assistance of an independent compensation consulting firm, the Committee regularly evaluates the competitiveness and appropriateness of the Company's executive compensation program by comparing its pay practices with other companies in the industry. For this comparison, compensation levels are compared to those of a select group of similar high technology companies with approximately the same market capitalization, revenues and growth pattern as the Company. The comparison group is subject to occasional changes as the Company or the selected companies change their focus, merge or are acquired, or as new companies emerge. Sales growth, operating income, P/E ratio, compound annual growth rate and market capitalization are evaluated to ensure the comparative companies have successful track records.

COMPENSATION VEHICLES

     The Company's executive compensation program includes base salary, annual incentive and long-term incentive compensation components.

BASE SALARY

     The Company reviews base salaries annually for market competitiveness. In determining competitive levels, the job responsibilities of each executive are matched with like jobs in the comparison group. Individual base salary increases may vary and reflect individual performance. This allows the Company to attract and retain the key employees necessary to meet its business objectives and enhance stockholder value.

     As a cost-containment measure, fiscal year 1996 base salary increases for the executive officers were deferred for six months and were reviewed and approved in January 1996.

ANNUAL INCENTIVE PLAN

     The annual incentive portion of the 1996 executive compensation program provided cash rewards based on achievement of corporate financial goals and corporate strategic business objectives. In 1996, the incentive target per individual was defined as a percentage of his or her base compensation. The annual incentive was based on the achievement by the Company and/or the executive's Strategic Business Unit ("SBU") of financial goals (revenue and operating income) and certain business objectives approved by the Board. The Company reviews the incentive targets annually for market competitiveness based on job level and responsibilities. The Company's philosophy is to leverage total compensation to provide competitive pay for the achievement of aggressive performance measures. The amount of compensation actually paid under this plan is variable or "at risk," because it is tied directly to achievement of specific corporate performance goals.

     In fiscal year 1996, all Named Executive Officers received a cash award under the annual incentive plan. A portion of the bonus (30% of total bonus payable for the full year) was paid at the end of the first half of the year and was based on the achievement of first half financial targets by the Company and the executive's SBU. The remaining 70% of the total bonus payable at the end of the second half of fiscal 1996 was based on second half financial targets (50% of total bonus payable) and annual strategic business objectives (20% of total bonus payable).

     The Bonus Plan for fiscal year 1997 will have similar financial measures of revenue and operating income and, for certain executives, will be partially based on the performance of their respective business units. A portion of the bonus (65% of the target bonus percentage) will be paid on a semi-annual basis and will be based on these financial measures. The remaining 35% of the target bonus percentage will be paid annually and will be based on achievement of objectives regarding market share, productivity, customer satisfaction and performance on key corporate projects.

CHAIRMAN AND CHIEF EXECUTIVE OFFICER COMPENSATION

     The Committee bases compensation of all officers (except the Chairman and Chief Executive Officer) on the policies and procedures described above. The Chairman's base salary paid in fiscal year 1996 was $300,000. Effective as of the beginning of fiscal 1997, the Chairman's base salary is $375,000 per year. Mr. Cohn was included in the annual incentive plan as of January 1, 1996 with a bonus target of 100% of salary. The total cash compensation payable is below competitive norms for a company of comparable size, based on information provided by an independent compensation firm. The greatest portion of the Chairman and Chief Executive Officer's compensation is directly associated with the long-term capital growth of the Company. Although Mr. Cohn was not granted any options in fiscal 1996, he was, concurrent with his appointment to the position of Chairman and Chief Executive Officer of the Company in fiscal 1994, granted the following options to purchase Common Stock of the Company:

       700,000 shares at $12.50 per share;
        400,000 shares at $17.50 per share; and
        400,000 shares at $25.00 per share.

     These options become exercisable as to 20% of the total shares under option one year after the date of grant and up to an additional 20% after the end of each subsequent twelve-month period. These options contain acceleration provisions consistent with other stock purchases and options Mr. Cohn has made and received. The Company believes that the rewards Mr. Cohn may receive are tied to the stock price performance of the Company, from which other stockholders will derive substantial benefit as well.

STOCK OPTIONS

     To balance the annual incentive plan, stock options focus the executives' attention on the long-term performance of the Company and maximizing stockholder value. Stock options are granted with an exercise price equal to fair market value at the time of grant. Grant ranges have been established for each officer level that are based on competitive norms of the comparison group. Individual grants may vary within the range to reflect individual performance and potential. The option program also utilizes vesting periods to encourage retention of key employees.

     Specific information regarding compensation of the Chief Executive Officer and other executive officers is contained in the accompanying table.

TAX POLICY

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits deductions for certain executive compensation in excess of $1 million. The Company endeavors to structure its compensation plans to achieve maximum deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives. With respect to non-equity compensation arrangements, the Committee has reviewed the terms of those arrangements most likely to be subject to Section 162(m).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Chamberlain, de Rothschild and Tellefsen and Ms. Coleman served on the Compensation Committee until the end of fiscal 1996. As of the beginning of fiscal 1997, Messrs. Beard, de Rothschild and Tellefsen and Ms. Coleman serve on the Compensation Committee. Robert Cohn, the Chairman of the Board and Chief Executive Officer of the Company and W. Michael West, the President and Chief Operating Officer of the Company, currently attend meetings of the Compensation Committee but do not vote. The Compensation Committee frequently holds executive sessions at which neither Mr. Cohn nor Mr. West are in attendance. There are no interlocks between the Company's Board of Directors or Compensation Committee and boards of directors or compensation committees of other companies.

                                          Anson M. Beard, Jr.
                                          Deborah A. Coleman
                                          Nathaniel de Rothschild
                                          Dag Tellefsen

STOCK PERFORMANCE GRAPH

     In accordance with Exchange Act regulations, the following performance graph compares the cumulative total stockholder return on the Company's Common Stock to the cumulative total return on the Nasdaq Index and on the Hambrecht & Quist Technology Index over the same period. The graph assumes the value of the investment in the Company's Common Stock and each index was $100 at June 30, 1991 and that all dividends were reinvested. The information contained in the performance graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

      Measurement Period
    (Fiscal Year Covered)            Octel          NASDAQ         H&Q Tech
6/91                                    100.00          100.00          100.00
6/92                                     93.88          120.13          113.63
6/93                                     90.82          151.08          138.83
6/94                                     67.35          152.52          140.86
6/95                                    119.39          203.59          235.88
6/96                                    161.22          261.37          279.83

COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

     The following table sets forth, for the three fiscal years ended June 30, 1996, certain compensation information with respect to the Company's Chief Executive Officer during fiscal 1996 and each of the four other most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers as of June 30, 1996 (collectively, the "Named Executive Officers"), based upon salary and bonus earned by such executive officers and individuals in fiscal 1996.

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                               ------------
                                                                                  AWARDS
                                                                               ------------
                                                 ANNUAL COMPENSATION            SECURITIES
                                          ---------------------------------     UNDERLYING
                                                               OTHER ANNUAL      OPTIONS/      ALL OTHER
                                                      BONUS    COMPENSATION        SARS       COMPENSATION
  NAME AND PRINCIPAL POSITION      YEAR   SALARY($)  ($)(1)        ($)            (#)(2)          ($)
--------------------------------   -----  --------   -------   ------------    ------------   ------------
Robert Cohn.....................    1996   310,577   216,351       3,375(3)             --        9,597(4)
  Chairman of the Board and         1995   257,933        --       6,167(3)             --        7,005(4)
  Chief Executive Officer           1994   237,692        --       5,776(3)      1,500,000        9,318(4)
W. Michael West.................    1996   258,230   147,562          --           200,000       10,397(4)
  President and Chief Operating     1995   231,888    92,400          --                --        5,595(4)
  Officer                           1994   238,658    92,450          --           135,000        8,861(4)
                                           197,500   182,926          --            60,000        1,509(4)
Margaret Norton.................    1996   166,700    59,872          --            35,000          720(4)
  Senior Vice President             1995   109,680        --          --            32,000           --
                                    1994
                                           193,269    79,122          --                --       10,121(4)
Donald L. Campodonico...........    1996   188,222    67,500          --                --        9,511(4)
  Vice President                    1995   193,467    65,441          --           120,000        8,493(4)
                                    1994
                                           196,556   163,208          --                --       10,700(4)
Charles Levine(5)...............    1996   102,554    44,154          --           200,000       12,567(4)(6)
  Senior Vice President             1995       N/A       N/A         N/A               N/A          N/A(7)
                                    1994

---------------

(1) Includes bonuses earned in the applicable fiscal year but paid or to be paid in the following fiscal year.

(2) Represents stock options granted in the years shown with exercise prices equal to fair market value on the date of grant. No SARs were granted in such years.

(3) Comprised of Mr. Cohn's portion of the profit-sharing payments made to most employees of the Company.

(4) Comprised of premiums for insurance policies where the officers are the beneficiaries.

(5) Mr. Levine's employment with the Company terminated effective as of September 13, 1996.

(6) Includes $11,667 related to relocation expenses paid by the Company.

(7) Not applicable, as Mr. Levine was not hired by the Company until December 1994.

ANNUAL INCENTIVE PLAN

     The Company's Board of Directors has adopted an Annual Incentive Plan (the "Bonus Plan") providing for cash bonuses to officers and senior managers. Under the Bonus Plan, fiscal year 1996 bonuses to all officers, including executive officers, of the Company in an aggregate amount of approximately $2,850,000 were awarded as percentages of the individuals' salaries, based on the Company's achievement of revenue, operating income, strategic business and customer satisfaction objectives approved by the Board of Directors.

     The Bonus Plan for fiscal year 1997 will have similar financial measures of revenue and operating income and, for certain executives, will be partially based on the performance of their respective business units. A portion of the bonus (65% of the target bonus percentage) will be paid on a semi-annual basis and will be based on these financial measures. The remaining 35% of the target bonus percentage will be paid annually and will be based on achievement of objectives regarding market share, customer satisfaction, productivity and performance on key corporate projects.

EMPLOYEE STOCK PLANS

     The following is a brief summary of the Company's employee stock plans in effect during the fiscal year ended June 30, 1996 under which officers, employees, consultants and directors of the Company received benefits. The closing sale price of the Company's Common Stock on the Record Date, as reported by The Nasdaq National Market, was $15.75 per share.

1995 INCENTIVE STOCK PLAN

     The Company's 1995 Incentive Stock Plan (the "Option Plan"), under which 19,200,000 shares are currently reserved for issuance, was originally adopted by the Board of Directors in 1985 and approved by the Company's stockholders in 1985. The Option Plan was subsequently amended on a number of occasions, which amendments were approved by the Board of Directors and stockholders as required by law and the Option Plan. In 1995, the Option Plan was renewed for a term of ten years and renamed. The Option Plan permits the direct sale of shares and the grant of both "incentive stock options" (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Tax Code")) and nonstatutory stock options to employees and officers of, and consultants to, the Company.

     The following table summarizes activity under the Option Plan as of September 19, 1996:

                                                                           NUMBER OF
                                                                             SHARES
                                                                           ----------
        Reserved Under the Option Plan...................................  19,200,000
        Outstanding Options at a Weighted Average Exercise Price of
          $13.69 per share...............................................   9,249,410
        Shares Issued Directly or Options Exercised Since 1985...........   9,511,173
        Available for Grant of Future Options............................     439,417

     The Option Plan is administered by the Board of Directors or a committee appointed by the Board. The Board or committee determines the terms of options granted, including the exercise price, number of shares subject to the option and the exercisability thereof. The exercise price of all options to purchase shares of Common Stock under the Option Plan must be at least equal to the fair market value of such shares on the date of grant, and the maximum term of each incentive stock option is ten years, although the Board of Directors typically grants options with a term of five years and six months. Options granted to officers and certain key employees under the Option Plan provide for full acceleration of exercisability in the event that, following a change in control of the Company, the optionee's employment is terminated or the optionee's compensation and benefits are reduced.

                        OPTION/SAR GRANTS IN FISCAL 1996

     The following table sets forth certain information regarding options for the purchase of the Company's Common Stock that were awarded to the Named Executive Officers during fiscal 1996.

                                                                                           POTENTIAL REALIZABLE
                                  INDIVIDUAL GRANTS                                                VALUE
--------------------------------------------------------------------------------------       AT ASSUMED ANNUAL
                            NUMBER OF        PERCENT OF                                       RATES OF STOCK
                            SECURITIES     TOTAL OPTIONS/                                 PRICE APPRECIATION FOR
                            UNDERLYING      SARS GRANTED      EXERCISE OR                     OPTION TERM(3)
                           OPTIONS/SARS     TO EMPLOYEES      BASE PRICE    EXPIRATION    -----------------------
          NAME             GRANT(#)(1)    IN FISCAL YEAR(2)     ($/SH)         DATE        5%($)         10%($)
-------------------------  ------------   -----------------   -----------   ----------    --------     ----------
Robert Cohn..............          --              --                --            --           --             --
W. Michael West..........      60,000            2.16%          $ 14.69       5/15/01     $271,026     $  606,722
                              140,000            5.05            17.125       6/11/01      737,740      1,651,630
Margaret Norton..........      60,000            2.16             14.69       5/15/01      271,026        606,722
Donald L. Campodonico....          --              --                --            --           --             --
Charles Levine(4)........          --              --                --            --           --             --

---------------

(1) Options granted under the Option Plan generally become exercisable at a rate of 1/4 of the shares subject to the option at the end of the first year and 1/4 of the shares subject to the option at the end of each year thereafter, so long as the individual is employed by the Company.

(2) The Company granted options to purchase 2,774,214 shares of Common Stock during fiscal year 1996.

(3) Potential realizable value is based on the assumption that the price of the Common Stock appreciates at the annual rate shown, compounded annually, from the date of grant until the end of the option term. The values are calculated in accordance with rules promulgated by the Securities and Exchange Commission (the "Commission") and do not reflect the Company's estimate of future stock price appreciation.

(4) Mr. Levine's employment with the Company terminated effective as of September 13, 1996.

                 AGGREGATED OPTION/SAR EXERCISES IN FISCAL 1996
                   AND OPTION/SAR VALUES AS OF JUNE 30, 1996

     The following table sets forth certain information regarding options for the purchase of the Company's Common Stock that were exercised or held by the Named Executive Officers during fiscal 1996.

                                                             NUMBER OF
                                                            SECURITIES
                                                            UNDERLYING          VALUE OF UNEXERCISED
                                SHARES                      UNEXERCISED             IN-THE-MONEY
                              ACQUIRED ON     VALUE       OPTIONS/SARS AT          OPTIONS/SARS AT
                               EXERCISE     REALIZED       JUNE 30, 1996         JUNE 30, 1996($)(2)
            NAME                  (#)        ($)(1)     EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
----------------------------  -----------   ---------   -------------------   -------------------------
Robert Cohn.................    152,660     1,490,652   600,000     900,000    2,390,000      3,585,000
W. Michael West.............     80,930     1,112,788   158,000     317,000    1,210,188      1,552,762
Margaret Norton.............     27,200       368,064    41,550     114,050      391,983        787,754
Donald L. Campodonico.......     25,900       347,258    66,100      84,400      552,789        710,171
Charles Levine(3)...........     50,000       681,110         0     150,000            0      1,457,850

---------------
(1) This column represents the difference between the fair market value of the Common Stock on the date of exercise of the stock option by the identified executive officer and the price paid for the shares by the officer (the "Exercise Price").

(2) This column represents the difference between the fair market value of the Common Stock and the Exercise Price, for in-the-money options, on June 30, 1996.

(3) Mr. Levine's employment with the Company terminated effective as of September 13, 1996.

1987 EMPLOYEE STOCK PURCHASE PLAN

     The Company's 1987 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors in October 1987 and approved by the stockholders in November 1987. The Purchase Plan was subsequently amended on a number of occasions, which amendments were approved by the Board of Directors and stockholders as required by law and the Purchase Plan. A total of 4,250,000 shares of Common Stock is currently reserved for issuance under the Purchase Plan. The Purchase Plan, which is intended to qualify under Section 423 of the Tax Code, is implemented by one offering during each six-month period. Offering periods commence on or about May 1 and November 1 of each year. The Purchase Plan is administered by the Board of Directors of the Company or by a committee appointed by the Board. Employees are eligible to participate if they are employed by the Company for at least 20 hours per week and more than five months per year. The Purchase Plan permits eligible employees to purchase Common Stock through payroll deductions, which may not exceed 10% of an employee's compensation, at 85% of the lower of the fair market value of the Common Stock at the beginning or at the end of each offering period.

     As of the Record Date, 3,716,408 shares had been sold (since 1988) under the Purchase Plan at a weighted average purchase price per share of $8.245 and 533,592 shares remained available for future issuance. See Proposal No. 2 regarding a proposal to make certain amendments to the Purchase Plan, including the addition of 1,500,000 shares to the Purchase Plan.

                                 PURCHASE PLAN

     The following table sets forth, as to the Named Executive Officers, all current executive officers as a group and all other employees who participated in the Purchase Plan: (i) the number of shares of the Company's Common Stock purchased under the Purchase Plan during the last fiscal year; and (ii) the dollar value of the benefit (see footnote (1) to the table):

                                                                      (I)
                                                                   NUMBER OF         (II)
                                                                    SHARES       DOLLAR VALUE
               NAME OF INDIVIDUAL OR IDENTITY OF GROUP             PURCHASED        ($)(1)
    -------------------------------------------------------------  ---------     ------------
    Robert Cohn..................................................     2,016       $    19,938
    W. Michael West..............................................     2,478       $    24,507
    Margaret Norton..............................................        --                --
    Donald L. Campodonico........................................       814       $     8,050
    Charles Levine(2)............................................        --                --
    All current executive officers as a group (12 persons).......     8,958       $    88,595
    All other employees as a group...............................   469,328       $ 4,588,000

---------------

(1) This column represents the market value of the shares on date of purchase, minus the purchase price.

(2) Mr. Levine's employment with the Company terminated effective as of September 13, 1996.

1988 DIRECTORS' STOCK OPTION PLAN

     The Company's 1988 Directors' Stock Option Plan (the "Directors' Plan") was adopted by the Board of Directors in November 1988, was amended in 1989 and was approved by the Company's stockholders in 1989. The Directors' Plan was subsequently amended on a number of occasions, which amendments were approved by the Board of Directors and stockholders as required by law and the Directors' Plan. A total of 700,000 shares of Common Stock is reserved for issuance under the Directors' Plan. The Directors' Plan is administered by the Board of Directors. Only non-employee directors are eligible to participate in the Directors' Plan. Eligible directors are automatically granted an option to purchase 50,000 shares of the Company's Common Stock on the date they are first elected a director, such option becoming exercisable cumulatively with respect to 10,000 shares on each of the first five anniversaries of the date of grant, unless accelerated because of a director's death or disability. On the date of the Annual Meeting of Stockholders each year, all non-employee directors who have served since the previous Annual Meeting of Stockholders and are reelected receive an immediately exercisable option for 6,000 shares. The exercise price of an option granted under the Directors' Plan is the fair market value (based on The Nasdaq National Market closing price) of the stock on the date the option is granted.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Company may recommend.

                                          By Order of the Board of Directors
                                LOGO
                                          DEREK S. DALEY, Secretary

Milpitas, California
October 28, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        OCTEL COMMUNICATIONS CORPORATION

                      1996 ANNUAL MEETING OF STOCKHOLDERS


        The undersigned stockholder(s) of Octel Communications Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 28, 1996, and hereby appoints Robert Cohn and Derek S. Daley, and each of them, Proxies and Attorneys-in-Fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1996 Annual Meeting of Stockholders of Octel Communications Corporation, to be held on December 5, 1996, at 9:00 a.m., local time, at the Company's principal offices at 1001 Murphy Ranch Road, Milpitas, California 95035, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned is entitled to vote on the matters set forth below:

        THIS BALLOT WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


                  (Continued and to be signed on reverse side)

/X/  Please mark your
     votes in the box

The Board of Directors recommends a vote FOR Proposals 1,2,3 and 4.

1. ELECTION OF DIRECTORS:

NOMINEES: Robert Cohn, Anson M. Beard, Jr., Leo J. Chamberlain, Deborah A. Coleman, Nathaniel de Rothschild, Dag Tellefsen, W. Michael West.




                   FOR                       WITHHOLD

                   / /                         / /



-------------------------------------------------------------------------
If you wish to withhold authority to vote for any individual nominee, write that nominee's name on the line above:





This proxy should be marked, dated, signed by the stockholder(s) exactly as the stockholder's name appears herein and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.



2. Proposal to amend the 1987 Employee Stock
   Purchase Plan to increase the number
   of shares reserved for issuance thereunder.        / /     / /       / /

3. Proposal to amend the Certificate of
   Incorporation to increase the authorized
   number of shares of Common Stock of the
   Company to 200,000,000.                            / /     / /       / /

4. Proposal to ratify the appointment of KPMG
   Peat Marwick LLP as independent auditors
   of the Company for the 1997 fiscal year.           / /     / /       / /


In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.



Signature: ---------------------------------------------  Date ---------------


Signature: ---------------------------------------------  Date ---------------